UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT
  PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported):  May 23, 2000


                        TRICO MARINE SERVICES, INC.
          (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          Delaware                 0-28316              72- 1252405
(STATE OR OTHER JURISDICTION    (COMMISSION           (IRS EMPLOYER
     OF INCORPORATION)          FILE NUMBER)        IDENTIFICATION NO.)


          250 North American Court, Houma, Louisiana     70363
          (ADDRESS  OF PRINCIPAL EXECUTIVE OFFICES)    (ZIP CODE)



                              (504) 851-3833
           (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)



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ITEM 5.   OTHER EVENTS.

     On May 23, 2000, Trico Marine Services, Inc. (the "Company"), entered into an Underwriting Agreement (the "Underwriting Agreement") with Johnson Rice & Company L.L.C. ("Johnson Rice") for the sale of 4,500,000 shares of its common stock, $0.01 par value per share. The Underwriting Agreement is included as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference. The offering will be made on a firm commitment basis.

     The offering will generate approximately $39 million in net proceeds to the Company, which will be used to repay amounts owed under its revolving credit facility and provide additional working capital. The closing date for the offering is scheduled for May 26, 2000.

     On May 23, 2000, the Company issued a press release announcing the offering, which is included as Exhibit 99 to this Form 8-K and incorporated herein by reference.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Exhibits.

         1.1 Underwriting Agreement dated May 23, 2000 between Trico Marine Services, Inc. and Johnson Rice & Company L.L.C.

         99   Press release issued by Trico Marine Services, Inc. on May 23,
              2000.

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              TRICO MARINE SERVICES, INC.



                              By:   /S/ Victor M. Perez
                                 -----------------------------------------
                                             Victor M. Perez
                                  Vice President, Chief Financial Officer,
                                              and Treasurer

Dated: May 23, 2000